Exhibit 4.1

THIS CONVERTIBLE NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE NOTE IS ISSUED WITH AN ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO PICARD MEDICAL, INC. AT THE FOLLOWING ADDRESS: 1992 E SILVERLAKE RD., TUCSON ARIZONA 85713.

3% UNSECURED CONVERTIBLE NOTE

Due September 30, 2027

US$[         ]

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      Date of Issuance: September 30, 2026

RECITALS

FOR VALUE RECEIVED, Picard Medical, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [            ], (the “Holder”) the principal amount of up to US$[         ], or such lesser amount as may be advanced from time to time by the Holder under this Convertible Note (the “Outstanding Principal Amount”), together with interest thereon from the date a deposit is received under the issuance of this unsecured promissory note at a rate equal to three percent (3%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the “Interest Rate”). Interest shall accrue from the Original Date of Issuance and shall continue to accrue on the Outstanding Balance (as defined below) of this Convertible Note until the Maturity Date (as defined below), unless earlier paid in full or converted as provided herein. Except as expressly provided herein, all payments of principal and interest by the Company under this Convertible Note shall be made in United States dollars in immediately available funds to the account specified by the Holder.

1. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently combinator or hereafter managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder, any of the foregoing, or any of the Holder’s investment manager, (iii) any Person acting or who could be deemed to be acting as a “group” together with the Holder or any of the foregoing, and (iv) any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.

(c) “Common Stock” means the common stock, par value $0.0001 per share (or such other par value as may be in effect from time to time), of the Company.

(c) “Company Conversion” means the conversion of the Outstanding Balance into shares of Common Stock at the Company’s option pursuant to Section 4(a) hereof.

(e) “Conversion Date” means, (i) with respect to a Company Conversion, the date of closing of the applicable Equity Financing, and (ii) with respect to a Holder Conversion, the date on which the Holder delivers a Conversion Notice to the Company in accordance with Section 11 hereof.

(f) “Conversion Notice” means a written notice delivered by the Holder to the Company in accordance with Section 4(b)(ii) hereof, stating the Holder’s irrevocable election to convert the Outstanding Balance into shares of Common Stock pursuant to Section 4(b).

(g) “Equity Financing” means the issuance and sale by the Company of the Company’s Common Stock resulting in gross proceeds of at least $10,000,000 in cash.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Floor Price” means $4.00 per share, which shall be the minimum price per share at which this Convertible Note may be converted.

(j) “Holder Conversion” means the conversion of the Outstanding Balance into shares of Common Stock at the Holder’s election pursuant to Section 4(b) hereof.

(k) “Holder Conversion Price” means the per-share price at which the Outstanding Balance shall convert into shares of Common Stock upon a Holder Conversion, determined as set forth in Section 4(b)(i) hereof.

(l) “Maturity Date” means twelve months from the Original Date of Issuance (i.e., September 30, 2027), unless extended pursuant to Section 6 hereof.

(m) “Outstanding Balance” means the Outstanding Principal Amount under this Convertible Note and any accrued and unpaid interest thereon.

(n) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(o) “Prefunded Warrant” means a prefunded warrant issued by the Company to the Holder pursuant to Section 4(b)(vi), with each such Prefunded Warrant exercisable for one (1) share of Common Stock at an exercise price of $0.0001 per share (or the lowest exercise price permitted by applicable law if lower).

(p) “September 2026 Notes” means collectively, the convertible notes issued by the Company to each different noteholder on September 30, 2026.

2. Transfer.

This Convertible Note is transferable and assignable by the Holder to any non-Affiliate with the written consent of the Company in its sole discretion and to any Affiliate with the written consent of the Company, which shall not be unreasonably withheld, and after receipt by Company of a legal opinion satisfactory to the Company that such transaction does not require registration under the Securities Act and is compliant with applicable securities laws. The Company agrees to issue from time to time a replacement Convertible Note in the form hereof to facilitate such approved transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Convertible Note if this Convertible Note is lost, stolen, mutilated or destroyed.

3. Payment of Principal and Interest; Prepayment.

(a) The aggregate unpaid principal amount of this Convertible Note, all accrued and unpaid interest, and all other amounts payable under this Convertible Note shall be due and payable on the Maturity Date.

(b) Except as otherwise provided herein, the Outstanding Principal Amount of this Convertible Note shall bear interest at the Interest Rate, accruing daily from the Original Date of Issuance until this Convertible Note is converted or paid in full, whether at maturity, upon acceleration, by prepayment or otherwise, unless earlier converted pursuant to Section 4 below.

(c) The Company may prepay all or any portion of the principal amount. Accrued but unpaid interest on this Convertible Note may not be prepaid without the prior written consent of the Holder.

4. Conversion.

(a) Company Conversion Upon Equity Financing. If there is an Equity Financing expected to be consummated prior to the Maturity Date, then at least two (2) days prior to the closing of such Equity Financing, this Convertible Note will convert, at the Company’s option, into a number of shares of Common Stock equal to the Outstanding Balance of this Convertible Note divided by the higher of (x) the Floor Price and (y) the price per share to be offered in the Equity Financing (the “Conversion Price”). For the avoidance of doubt, the Company’s right to elect a Company Conversion pursuant to this Section 4(a) is independent of, and is not limited or superseded by, the Holder’s right to elect a Holder Conversion pursuant to Section 4(b) below.

(b) Holder Voluntary Conversion.

(i) Right to Convert. At any time prior to (A) the repayment in full of the Outstanding Balance, or (B) the Maturity Date, the Holder shall have the right, at the Holder’s sole and absolute discretion, to elect to convert all of the Outstanding Balance into fully paid and non-assessable shares of Common Stock by delivering a Conversion Notice to the Company in accordance with Section 4(b)(ii) below (a “Holder Conversion”). For the avoidance of doubt, the Holder’s right to elect a Holder Conversion pursuant to this Section 4(b) is in addition to, and does not supersede, limit, or otherwise affect, the Company’s right to elect a Company Conversion pursuant to Section 4(a) above. If a Company Conversion is triggered and consummated by the Company before the Holder delivers a Conversion Notice, the Holder’s right to a Holder Conversion shall automatically terminate as to the Outstanding Balance so converted.

(ii) Conversion Notice. To exercise the Holder Conversion right, the Holder shall deliver to the Company a written Conversion Notice, signed by the Holder or its authorized representative, which shall (A) state the Holder’s irrevocable election to convert all of the Outstanding Balance into shares of Common Stock pursuant to this Section 4(b); (B) set forth the outstanding principal amount and accrued and unpaid interest to be converted as of the date of the Conversion Notice; (C) specify the date of delivery of the Conversion Notice; and (D) be delivered in accordance with Section 11 of this Convertible Note. The Holder Conversion shall be deemed effective as of the date the Conversion Notice is delivered to the Company in accordance with Section 11 hereof (such date, the “Conversion Date” with respect to a Holder Conversion).

(iii) Holder Conversion Price. The number of shares of Common Stock issuable upon a Holder Conversion shall equal the Outstanding Balance as of the Conversion Date divided by the Holder Conversion Price. The “Holder Conversion Price” shall the higher of (x) the Floor Price and (y) the Market Price of the Common Stock as determined below.

(A) If, on the trading day immediately preceding the date the Holder delivers the Conversion Notice, the Common Stock is listed or quoted on a national securities exchange, the OTC Bulletin Board, or any other recognized trading market (the “Principal Trading Market”), the “Market Price” shall mean the closing price of the Common Stock on such Principal Trading Market on such trading day (or, if no closing price is reported, the last reported sale price on such trading day).

(B) If the Common Stock is not then listed or quoted on a Principal Trading Market (including if the Company is then a private company with no public trading market for its Common Stock), the “Market Price” shall mean the fair market value of one share of Common Stock as of the Conversion Date, as reasonably and in good faith determined by the Board of Directors of the Company (which determination shall be made within ten (10) business days following receipt of the Conversion Notice and shall be communicated to the Holder in writing). In the event of a dispute regarding the Board of Directors’ determination of fair market value, the Company and the Holder shall negotiate in good faith to agree upon the fair market value, and if the parties are unable to resolve such dispute within fifteen (15) business days, the fair market value shall be determined by an independent appraiser mutually agreed upon by the Company and the Holder, the costs of which shall be borne equally by the parties.

(iv) Surrender of Note; Issuance of Shares. Within five (5) business days following the Conversion Date, the Holder shall surrender this Convertible Note, duly endorsed without recourse, representation or warranty, to the Company at the address set forth in Section 11 hereof. Within ten (10) business days following the later of (A) the Conversion Date and (B) the Company’s receipt of the surrendered Convertible Note, the Company shall issue and deliver to the Holder (or its designee) a certificate or evidence of book-entry issuance representing the number of shares of Common Stock issuable upon such Holder Conversion, registered in the name of the Holder or its designee as set forth in the Conversion Notice.

(v) Holder Representations and Transaction Documents. In connection with a Holder Conversion, the Holder shall execute and deliver to the Company (A) customary investor representations and warranties, including without limitation representations as to the Holder’s status as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act, the Holder’s investment intent, the Holder’s ability to bear the economic risk of the investment, and the Holder’s understanding that the shares and Prefunded Warrants have not been registered under the Act and may not be transferred except in compliance with applicable securities laws; and (B) such other commercially reasonable transaction documents as the Company may reasonably require in connection with the issuance of shares and Prefunded Warrants upon Holder Conversion.

(vi) Prefunded Warrant Issuance. In connection with each Holder Conversion, for each one (1) share of Common Stock issued to the Holder pursuant to such Holder Conversion, the Company shall issue to the Holder on the applicable Conversion Date and for no additional purchase price, one (1) Prefunded Warrant exercisable for one (1) share of Common Stock. The exercise price of each Prefunded Warrant shall be $0.0001 per share (or the lowest exercise price permitted by applicable law if lower). Each Prefunded Warrant shall be exercisable at any time after issuance until fully exercised, subject to applicable securities laws and the terms of the applicable Prefunded Warrant. The Prefunded Warrants shall be issued in substantially the same form as the Company’s standard form of prefunded warrant, if any, or otherwise in a form reasonably acceptable to the Holder, and shall contain customary provisions regarding exercise, transfer, adjustment and expiration.

(c) Effect of Conversion. If the Outstanding Balance is converted in full pursuant to Section 4(a) or Section 4(b), then such principal and interest shall be deemed to have been paid in full by the Company on the date of such conversion, and upon such full conversion and the payment of all other amounts specified in this Convertible Note, the Company shall be released from all of its obligations and liabilities under this Convertible Note.

(d) Conversion Mechanics for Company Conversion. In connection with conversion of this Convertible Note pursuant to Section 4(a), the Holder shall surrender this Convertible Note, duly endorsed without recourse, representation or warranty. In connection with conversion of this Convertible Note pursuant to Section 4(a) above, the Holder hereby agrees to execute and deliver to the Company all commercially reasonable transaction documents entered into by other stockholders in connection with the Equity Financing, or as otherwise required by the Company, with customary representations and warranties.

(e) No Fractional Shares. No fractional equity securities shall be issued upon conversion of this Convertible Note pursuant to either Section 4(a) or Section 4(b), and any fractional shares calculated shall be rounded down for calculating the number of shares of Common Stock to be issued upon conversion of this Convertible Note.

(f) Payment Process. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

(g) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Convertible Note, and the Holder shall not have the right to convert any portion of this Convertible Note pursuant to the terms and conditions of this Convertible Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Convertible Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Convertible Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(g)(i). For purposes of this Section 4(g)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Convertible Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 4(g)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Convertible Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Convertible Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Convertible Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Convertible Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(g)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(g)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to the successor holder of this Convertible Note.

(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Convertible Note or otherwise pursuant to the terms of this Convertible Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of September 2026 Notes without breaching the Company’s obligations under the rules or regulations of the Principal Trading Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NYSE American Guide Section 713(a)(ii), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the Holder shall not be issued in the aggregate, upon conversion of this Convertible Note or otherwise pursuant to the terms of this Convertible Note, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Date of Issuance multiplied by (ii) the quotient of (1) the original principal amount of this Convertible Note divided by (2) the aggregate original principal amount of September 2026 Notes (with respect to each holder, the “Exchange Cap Allocation”).

5. Event of Default.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Convertible Note when due, whether at maturity, upon acceleration or otherwise within 90 days of when due;

(b) the Company’s default in its performance under this Convertible Note, which default has not been cured within 90 days of Company being notified of the same; or

(c) (i) the Company makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company or a subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within 60 days.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Convertible Note shall become due and payable immediately in full unless the Holder elects to have the Outstanding Balance paid in 12 equal monthly cash payments (plus interest).

6. Amendments.

Any term of this Convertible Note (including, without limitation, the Holder Conversion Price, the Conversion Rate, or any conversion-related provision) may be amended, modified or waived upon the written consent of the Company, on the one hand, and the Holder, on the other hand. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

7. No Rights as a Stockholder.

This Convertible Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Convertible Note pursuant to Section 4(a) or Section 4(b), no provisions of this Convertible Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8. Registration.

The shares of Common Stock issuable upon conversion of this Convertible Note pursuant to Section 4(a) or Section 4(b), the Prefunded Warrants issued pursuant to Section 4(b)(vi), and the shares of Common Stock issuable upon exercise of such Prefunded Warrants may not be sold or transferred unless (i) such securities are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance, and scope customary for opinions of counsel in comparable transactions) to the effect that such securities may be sold or transferred pursuant to an exemption from such registration or (iii) such securities are sold pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such securities are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the securities only in accordance with this Section 8 and who is an “accredited investor” (as defined in Rule 501(a) of the Act).

Subject to the removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Convertible Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Convertible Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a restrictive legend in substantially the following form:

“NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Convertible Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within two business days of receipt, and does not provide a suitable replacement opinion to the Holder within two (2) business days, it will be considered an Event of Default pursuant to Section 5 of the Convertible Note. The Company hereby waives any medallion requirements that may be required in connection with the issuance and delivery of the shares of Common Stock issuable upon conversion of this Convertible Note.

Furthermore, The Company agrees that within thirty (30) days following the Conversion Date, the Company shall file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable upon conversion of this Convertible Note, and it shall use its best efforts to cause such registration statement to be declared effective as soon as practical thereafter.

9. Waivers.

The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Convertible Note and notices in connection with the delivery, acceptance, performance, and enforcement of this Convertible Note.

10. Governing Law.

This Convertible Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

11. Notices.

All notices and other communications given or made pursuant to this Convertible Note (including, without limitation, any Conversion Notice) shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address or e-mail address set forth on the signature page of this Convertible Note or at such other place as may be designated by the Holder in writing to the Company, and to the Company at the Company’s principal place of business or to an address as subsequently modified by written notice.

12. Successors and Assigns.

This Convertible Note shall be binding upon the successors or assigns of the Company and shall insure to the benefit of the successors and permitted assigns of the Holder.

13. Terms of Future Financings.

So long as this Convertible Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security or equity-linked security (other than securities issued pursuant to employee benefit plans, equity incentive plans, or compensatory arrangements approved by the Company’s Board of Directors), with a conversion discount more favorable to the holder of such security than the conversion discount provided to the Holder in this Convertible Note (including without limitation the Holder Conversion Price) in favor of the holder of such security that was not similarly provided to the Holder in this Convertible Note (other than a future financing with the Holder), then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of this Convertible Note with the Holder.

14. Tax Treatment.

The Company and the Holder agree to treat this Convertible Note as debt of the Company for U.S. federal, state and local tax purposes unless required otherwise by applicable law or administrative determination.

15. Counterparts.

This Convertible Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000), and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused the 3% Unsecured Convertible Note to be executed as of Date first written above.

COMPANY:

PICARD MEDICAL, INC.

By: /s/Richard Fang

Name: Fang, Richard (Fang, Yuncai)

Title: Interim Chief Executive Officer

HOLDER:

[AUTHORIZED SIGNER]

By: /s/[Authorized Signer]

Name: [Authorized Signer

Amount paid by Holder to the Company for the Note: US$[       ] ([       ] and 00/100 U.S. Dollars)